UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2007

FLIR Systems, Inc.

(Exact name of Registrant as specified in its charter)

Oregon	0-21918	93-0708501
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700A SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

(503) 498-3547

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Stock Option and Deferred Stock Grants. On May 1, 2007, the Compensation Committee of the Board of Directors of the Company granted the Company’s named executive officers options to purchase the Company’s common stock and restricted stock units (referred to as deferred stock) as follows:

Name	Title	Restricted Stock Units	Shares Underlying Stock Options
Earl R. Lewis	Chairman of the Board of Directors, President and Chief Executive Officer	15,500	125,000
Arne Almerfors	Executive Vice President and President, Thermography Division	4,050	32,600
Stephen M. Bailey	Senior Vice President, Finance and Chief Financial Officer	4,350	35,200
William A. Sundermeier	President, Government Systems Division	4,050	32,600
Andrew C. Teich	President, Commercial Vision Systems Division	4,050	32,600

All of the stock option and restricted stock units grants described above were made pursuant to the Company’s 2002 Stock Incentive Plan, which was approved by the Company’s shareholders. All of the stock options granted on May 1, 2007 have an exercise price of $41.50, the closing price of the Company’s common stock on the Nasdaq Stock Market on May 1, 2007. All of the restricted stock units grants will vest and be issued on an annual basis ratably over a three year period. All of the options have a term of ten years and vest ratably over a three year period based on the Company achieving certain performance goals for each of the three years ending December 31, 2007, 2008 and 2009, respectively, as follows:

EPS Growth	Percentage of Shares To Vest in Each Year
Less than 8%	0%
8-12%	50%
12-15%	75%
15% or greater	100%

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Form of Stock Option Agreement for the 2002 Stock Incentive Plan
10.2	Form of Deferred Stock Agreement for the 2002 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on May 4, 2007.

FLIR SYSTEMS, INC.
(Registrant)

By	/s/ Stephen M. Bailey
Stephen M. Bailey
Sr. Vice President, Finance and
Chief Financial Officer